Exhibit 99.1

Press Release	For Immediate Release

Contact: Investor Relations Redback Networks 408-750-5130 investor_relations@redback.com	Steve Schick (Media) Redback Networks 408-750-5096 schick@redback.com

Redback Networks Announces Credit Facility Commitment Letter

and Extension from NASDAQ to Comply with Minimum Bid Price Requirement

SAN JOSE, Calif., October 22, 2003 - Redback Networks Inc. (Redback) (NASDAQ: RBAK—news), a leading provider of advanced telecommunications networking equipment, today announced that it entered into a commitment letter with Ableco Finance LLC for a Senior Secured Credit Facility for borrowings up to $30 million. The commitment letter provides that borrowings under the Credit Facility would be secured by substantially all of Redback’s assets and would bear interest at prime rate plus 3.5% per year. Execution of the actual Credit Facility is subject to a number of conditions precedent, including completion of a due diligence review satisfactory to Ableco and the negotiation and execution of definitive agreements and certain third party consents. The Credit Facility would be available to Redback in connection with the completion of its previously announced out-of-court recapitalization plan or an in-court plan of reorganization. The proceeds of the Credit Facility, if completed, would be used for, among other things, Redback’s ongoing working capital requirements and general corporate purposes.

Redback also announced that, on October 15, 2003, it received a decision from Nasdaq’s Listing Qualifications Panel that allows Redback to remain listed on the Nasdaq National Market until at least November 4, 2003, in order to allow Redback to obtain stockholder approval of its proposed approximately 73.39:1 reverse stock split. If Redback secures stockholder approval of the reverse stock split by November 4, 2003, the Company will be given a further extension, until December 12, 2003, to effect the split and demonstrate a closing bid price of at least $1.00 per share. Redback must maintain a bid price above $1.00 per share for at least ten consecutive trading days, at which time it will have regained compliance with the Nasdaq National Market’s continued listing requirements. As previously announced, Redback has scheduled a meeting of its stockholders for October 30, 2003, to vote on the reverse stock split and other matters relating to the financial restructuring.

Redback’s offer to exchange shares of its common stock for all of its outstanding 5% Convertible Subordinated Notes due 2007 in connection with its proposed out-of-court financial restructuring will expire at 12:00 midnight, New York City time, on October 30, 2003, unless extended. The terms and conditions of the exchange offer and other important information are contained in Redback’s Prospectus/Disclosure Statement dated October 10, 2003. Separately, Redback has mailed a Proxy/Prospectus/Disclosure Statement dated October 10, 2003 to its stockholders in connection with the special meeting to approve certain matters related to the proposed financial restructuring. Stockholders and noteholders may obtain additional copies of these disclosure documents by contacting The Altman Group, the information agent for the financial restructuring, at (800) 467-0671, or at the Securities and Exchange Commission’s web site, www.sec.gov. Noteholders may request additional copies of the Letter of Transmittal for the exchange offer by contacting The Altman Group.

About Redback Networks Inc.

Redback Networks enables carriers and service providers to build profitable next-generation broadband networks. The company’s User Intelligent Networks™ product portfolio includes the industry-leading SMS™ family of subscriber management systems, and the SmartEdge® Router and Service Gateway platforms, as well as a comprehensive User-to-Network operating system software, and a set of network provisioning and management software.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers.

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REDBACK is a trademark registered at the U.S. Patent and Trademark Office and in other countries.

Note Regarding Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements, including but not limited to, Redback’s ability to execute definitive agreements for, and obtain financing under, the Credit Facility; Redback’s ability to remain listed on the Nasdaq National Market; and Redback’s ability to complete the financial restructuring. These forward looking statements involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect Redback’s actual future results. These risks and other risks relating to Redback Networks’ business, including but not limited to the anticipated effects of obtaining financing under the Credit Facility and completing the financial restructuring on Redback’s balance sheet, cash flows, financial stability and financial model, are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-K, Form 10-Q, Form 8-K, Redback’s Registration Statements on Form S-4 (File Nos. 333-107714 and 333-108170), and amendments thereto, and the other reports filed from time to time with the Securities and Exchange Commission (SEC). In particular, while Redback has announced a commitment letter for a Credit Facility and its proposed financial restructuring, there is no assurance it will complete the transactions contemplated by the credit facility or the financial restructuring. If the conditions precedent to the credit facility are not satisfied, Redback will not enter into definitive agreements with Ableco and Ableco will not have any obligation to provide financing to Redback. If Redback’s noteholders fail to tender into the exchange offer or if conditions to close the transaction are not satisfied, the exchange offer will not be consummated. Additional risks and uncertainties relating to Redback’s business which could materially and/or adversely affect actual results of Redback are set forth in the documents filed by Redback with the SEC, specifically the registration statements on S-4, the most recent reports on Form 10-K, Form 10-Q, Form 8-K and the other reports filed from time to time with the SEC.

Redback and Ableco have not executed definitive agreements for the Credit Facility and Ableco will not have any obligation to provide any financing to Redback unless and until definitive agreements have been negotiated, prepared and executed. The terms of the Credit Facility are not final, may change, and are subject to the execution of definitive agreements. Although Redback believes it will be able to obtain financing under the Credit Facility, Redback cannot guarantee that the Credit Facility will be completed or that it will be able to borrow the amounts contemplated thereunder, or any other amount.

Where You Can Find Additional Information

Investors and security holders are urged to read the following documents filed or may be filed with the SEC, as amended from time to time, when they become available, because they contain important information. Redback has filed a Current Report on Form 8-K that includes a description of the proposed terms of the Credit Facility. In connection with the proposed restructuring transaction and the exchange offer for Redback’s notes and related transactions, Redback has filed a registration statement on Form S-4 (File No. 333-107714) that has been declared effective by the SEC, a tender offer statement on Schedule TO and other required documents with the SEC. In connection with the proposed restructuring transaction and with respect to stockholder approval of certain matters regarding the restructuring transaction and the proposed issuance of warrants exercisable for common stock, Redback has filed a registration statement on Form S-4 (File No. 333-108170) that has been declared effective by the SEC. Redback will file other required documents concerning the proposed restructuring transaction with the SEC. When these and other documents are filed with the SEC, they may be obtained free at the SEC’s Web site at http://www.sec.gov. You may also obtain each of these documents for free (when available) from Redback by directing your request to investor_relations@redback.com.